Exhibit 5.2

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William Lyon Homes and
William Lyon Homes, Inc. 4695 MacArthur Court, 8th Floor Newport Beach, California 92660

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as local counsel in the State of Arizona to William Lyon Southwest, Inc., an Arizona corporation (“William Lyon Southwest”), and Circle G at the Church Farm North Joint Venture, LLC, an Arizona limited-liability company (“Church Farm North” and together with William Lyon Southwest, the “Arizona Guarantors”), in connection with the filing by William Lyon Homes, a Delaware corporation (“Parent”), and William Lyon Homes, Inc., a California corporation (“California Lyon”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (File No. 333-198793) (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $600,000,000 offering price of (i) shares of Parent’s Class A common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of Parent’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) one or more series of Parent’s debt securities (“Parent Debt Securities”) to be issued pursuant to an Indenture, in the form filed as Exhibit 4.1 to the Registration Statement, to be entered into between Parent and U.S. Bank National Association (the “Trustee”), and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of Parent, in each case establishing the terms of each such series (collectively, the “Parent Indenture”), (iv) one or more series of California Lyon’s debt securities (the “California Lyon Debt Securities,” and, together with the Parent Debt Securities, the “Debt Securities”) to be issued pursuant to an

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William Lyon Homes, Inc.

October 24, 2014

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Indenture, in the form filed as Exhibit 4.1 to the Registration Statement, to be entered into between California Lyon and the Trustee, and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of California Lyon, in each case establishing the terms of each such series (collectively, the “California Lyon Indenture,” and, together with the Parent Indenture, the “Indentures”), (v) guarantees of the Parent Debt Securities (the “Parent Guarantees”) by California Lyon or one or more of the guarantors including, without limitation, the Arizona Guarantors (the “Specified Guarantors”; and together with California Lyon, the “Parent Guarantors”), to be issued pursuant to the Parent Indenture and (vi) guarantees of the California Lyon Debt Securities (the “California Lyon Guarantees,” and, together with the Parent Guarantees, the “Guarantees”) by Parent or one or more of the Specified Guarantors, including, without limitation, the Arizona Guarantors (collectively, the “California Lyon Guarantors,” and, together with the Parent Guarantors, the “Guarantors”). The Common Stock, Preferred Stock, Debt Securities and Guarantees, plus any additional Common Stock, Preferred Stock, Debt Securities and Guarantees that may be registered pursuant to any subsequent registration statement that Parent or California Lyon may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with an offering by Parent or California Lyon contemplated by the Registration Statement, are referred to herein collectively as the “Securities.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of Parent, California Lyon, the Arizona Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of Arizona, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within the State of Arizona.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof:

1. When the specific terms of a particular Parent Guarantee of a series of Parent Debt Securities by an Arizona Guarantor have been duly established in accordance with such Parent Indenture and authorized by all necessary corporate or limited liability company action of such Arizona Guarantor, as applicable, and when a supplement to the Parent Indenture providing for such Parent Guarantee by such Arizona Guarantor has been duly authorized by all necessary corporate or limited liability company action of such Arizona Guarantor, as applicable, and when such Parent Guarantee has been duly executed, issued and delivered by such Arizona Guarantor in accordance with the Parent Indenture and such supplement to the Parent Indenture and in the manner contemplated by the applicable Prospectus and such corporate or limited liability company action, as applicable, such Parent Guarantee will be a legally valid and binding

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William Lyon Homes, Inc.

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obligation of such Arizona Guarantor, enforceable against such Arizona Guarantor in accordance with its terms.

2. When the specific terms of a particular California Lyon Guarantee of a series of California Lyon Debt Securities by an Arizona Guarantor have been duly established in accordance with such California Lyon Indenture and authorized by all necessary corporate or limited liability company action of such Arizona Guarantor, as applicable, and when a supplement to the California Lyon Indenture providing for such California Lyon Guarantee by such Arizona Guarantor has been duly authorized by all necessary corporate or limited liability company action of such Arizona Guarantor, as applicable, and when such California Lyon Guarantee has been duly executed, issued and delivered by such Arizona Guarantor in accordance with the California Lyon Indenture and such supplement to the California Lyon Indenture and in the manner contemplated by the applicable Prospectus and such corporate or limited liability company action, as applicable, such California Lyon Guarantee will be a legally valid and binding obligation of such Arizona Guarantor, enforceable against such Arizona Guarantor in accordance with its terms.

Our opinions are subject to the following: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, and (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief. We further express no opinion or view as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, rules of the Financial Industry Regulatory Authority, Inc. or stock exchange rules (without limiting other laws excluded by customary practice).

With your consent, we have assumed that (a) the Debt Securities, the Guarantees and the Indentures governing such Securities (collectively, the “Documents”) have been or will be duly authorized, executed and delivered by the parties thereto, (b) the Documents constitute legally valid and binding obligations of the parties thereto (other than the Arizona Guarantors), enforceable against each of them in accordance with their terms, and (c) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents,

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William Lyon Homes, Inc.

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approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP